UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 13, 2013

Date of Report (Date of earliest event reported)

FORTRESS INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On Tuesday, May 15, 2013, Fortress International Group, Inc. (the “Company”) issued a press release reporting certain financial results of the Company for the three months ended March 31, 2013. A copy of the press release is being furnished herewith as Exhibit 99.1.

The Company’s financial results contain non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Disclosure regarding definitions of these measures used by the Company and why the Company’s management believes the measures provide useful information to investors is also included in the press release.

The information in Item 2.02 of this Report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 of this Current Report on Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Statements contained in this report contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risk relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2013, the Company announced that its board of directors has appointed Maura A. McNerney as Chief Financial Officer of the Company effective May 20, 2013. Ms. McNerney, age 41, replaces Kenneth D. Schwarz, who is resigning as Chief Financial Officer effective May 17, 2013, for personal reasons. Mr. Schwarz will remain with the Company in another role until August 23, 2013. A copy of the press release announcing the appointment of Ms. McNerney is being furnished with this Form 8-K as Exhibit 99.2.

Ms. McNerney was previously Vice President, Chief Financial Officer and Treasurer of Hampshire Group, Limited (“Hampshire”). Ms. McNerney returned to Hampshire in August 2011 after leaving to pursue other interests in July 2009. During her time away from Hampshire, she served as Vice-President, Corporate Controller of Centerplate and then Chief Financial Officer of Spartan Foods of America. During her original five year tenure at Hampshire, she served in several roles, including Vice-President of Accounting and Reporting and Chief Accounting Officer. Prior to working at Hampshire, Ms. McNerney was an audit manager with Deloitte & Touche. Ms. McNerney is a certified public accountant and chartered global management accountant. Peter H. Woodward, the Chairman of the Company’s Board of Directors, is the Chairman of the Board of Directors of Hampshire.

In connection with her appointment as the Company’s Chief Financial Officer, the Company entered into an employment agreement with Ms. McNerney. Under that employment agreement, Ms. McNerney’s annual base salary is $238,000, and she is eligible to receive a bonus in an amount and on terms established by the Company’s Board of Directors. On her commencement date, the Company will pay Ms. McNerney $25,000. If Ms. McNerney earns a bonus for the period beginning on her commencement date through December 31, 2013, $25,000 will be automatically deducted from that bonus. The Company will pay Ms. McNerney a relocation bonus of $20,000. If Ms. McNerney terminates her employment with the Company other than for a “Good Reason” (as defined in the employment agreement) within twelve months of her commencement date, Ms. McNerney must repay the Company the amount of the relocation bonus.

Ms. McNerney is entitled to receive vacation, health insurance, and other benefits generally made available to the Company’s other executives. If the Company terminates Ms. McNerney’s employment other than for “Cause” (as defined in the employment agreement) or Ms. McNerney terminates her employment for a Good Reason, the Company will continue paying Ms. McNerney her base salary commencing on the date of termination and ending (a) six months from the date of termination, or (b) twelve months from the date of termination if the termination of employment is terminated within twelve months following a Change in Control of the Company (as defined in the employment agreement). A copy of Ms. McNerney’s employment agreement is filed as Exhibit 99.3 to this Form 8-K and incorporated by reference into this description.

In accordance with the terms of the employment agreement, Ms. McNerney also will receive a stock option to purchase 200,000 shares of the Company’s common stock on her commencement date. All of the Company’s independent directors approved this grant, which was not made under any compensation plan approved by the Company’s stockholders. The exercise price per share for these stock options is equal to the average of the high and low bid prices for the Company’s common stock reported daily on the OTCQB marketplace during the 20 trading days following the grant date. These stock options become exercisable in installments as follows: (1) 50,000 shares become exercisable on the first anniversary of the grant date, (2) 50,000 shares become exercisable on the second anniversary of the grant date, and (3) 100,000 shares become exercisable on the third anniversary of the grant date. A copy of the stock option agreement containing the terms of this stock option is filed as Exhibit 99.4 to this Form 8-K and incorporated by reference into this description.

In connection with his resignation, Mr. Schwarz and the Company entered into a separation from employment agreement and release (“separation agreement”). Under that separation agreement, Mr. Schwarz will cease to be the Chief Financial Officer or an officer of the Company effective May 17, 2013. Beginning on that date through August 23, 2013, Mr. Schwarz will be placed on special assignment to assist the Company in transitioning his responsibilities and continue to report to the Company’s Chief Executive Officer. If Mr. Schwarz elects and remains eligible for health coverage under COBRA, the Company will, for a period beginning on August 23, 2013, through December 31, 2013, pay a percentage of the premium (subject to withholding) for such COBRA health coverage equal to the percentage of the premium for health insurance coverage paid by the Company immediately prior to August 23, 2013. Other than these health insurance benefits, Mr. Schwarz will not entitled to any other salary or other compensation following August 23, 2013. A copy of Mr. Schwarz’s separation agreement is filed as Exhibit 99.5 to this Form 8-K and incorporated by reference into this description.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release, dated May 15, 2013, reporting first quarter financial results.
99.2	Press Release, dated May 15, 2013, announcing appointment of Maura A. McNerney as Chief Financial Officer.
99.3	Employment Agreement, dated May 13, 2013, between Fortress International Group, Inc. and Maura A. McNerney.
99.4	Stock Option Agreement, dated May 20, 2013, between Fortress International Group, Inc. and Maura A. McNerney.
99.5	Separation from Employment Agreement and Release, dated May 13, 2013, between Fortress International Group, Inc. and Kenneth D. Schwarz.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/ Anthony Angelini
Anthony Angelini
Chief Executive Officer

Date: May 15, 2013